Exhibit 31.2
CERTIFICATION
I, Scott Hayashi, certify that:

1.     I have reviewed this quarterly report on Form 10-QSB/A of Arbios Systems, Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

COMPANY NAME CORPORATION

Date: March 22, 2006	By:	/s/ Scott Hayashi
Scott Hayashi
Chief Financial Officer